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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 12, 2008, accompanying the consolidated financial statements incorporated by reference in the Annual Report of United Bancorp, Inc. on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of United Bancorp, Inc. on Forms S-8 (file No. 33-123036 effective February 28, 2005) and S-3 (file No. 333-136708 effective August 17, 2006).


/s/ BKD, LLP

BKD, LLP

Cincinnati, Ohio
March 28, 2008